Exhibit 99

NEWS

ANADARKO ANNOUNCES FIRST-QUARTER 2015 RESULTS

Increases Midpoint of Full-Year Sales-Volume Guidance by 5 Million BOE

HOUSTON, May 4, 2015 - Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the first quarter of 2015, including a first-quarter net loss attributable to common stockholders of $3.268 billion, or $6.45 per share (diluted). The net loss includes certain items typically excluded by the investment community in published estimates, which in aggregate decreased net income by $2.903 billion or $5.73 per share (diluted) on an after-tax basis.(1) Net cash used in operating activities in the first quarter of 2015 was $4.504 billion, which included the $5.2 billion Tronox settlement payment. Discretionary cash flow from operations totaled $1.495 billion.(2)

FIRST-QUARTER 2015 HIGHLIGHTS

•	Delivered record sales volumes, highlighted by year-over-year growth of more than 130,000 barrels of oil equivalent (BOE) per day on a divestiture-adjusted basis(3)

•	Reduced operating expense per BOE by 17 percent over the first quarter of 2014

•	Ramped production rates toward capacity at the Lucius facility in the Gulf of Mexico

•	Discovered significant oil accumulation at the Yeti prospect in the Gulf of Mexico

•	Announced divestiture of enhanced oil recovery (EOR) assets in Wyoming

“The significant cost savings, outstanding well performance and ongoing efficiency gains we achieved during the first quarter enabled Anadarko to deliver higher sales volumes for lower costs,” said Al Walker, Anadarko Chairman, President and CEO. “Our teams did an exceptional job of moderating our base production decline, while reducing our lease operating expense and working with our service providers to further drive down costs during the quarter. These actions have enhanced the overall efficiency of the portfolio, further lowered our 2015 maintenance capital requirements, and enabled us to increase our full-year sales-volume guidance and lower our capital expectations. I believe the results to date demonstrate we are taking the appropriate actions to preserve value, maintain flexibility and deliver differentiating success.”

OPERATIONS SUMMARY
Anadarko’s first-quarter sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled a record 83 million BOE, or an average of 920,000 BOE per day, on a divestiture-adjusted basis.(3)
Anadarko’s U.S. onshore activities continued to achieve strong results and deliver additional cost savings, while enhancing efficiencies in its primary operating areas. In the Wattenberg field, Anadarko delivered a sales-volume increase of more than 85,000 BOE per day year over year and an increase of more than 20,000 BOE per day sequentially over the fourth quarter of 2014, while lowering drilling and completion costs to approximately $3.4 million from $4.0 million per well. In the Eagleford Shale, Anadarko continued to realize strong performance from new wells, which contributed to a new gross processed production record of more than 275,000 BOE per day, while reducing average drilling costs per well by 14 percent from the fourth quarter of 2014. In the Wolfcamp Shale, the company announced its successful delineation activities established a net resource estimate of more than 1 billion BOE in the play with more than 5,000 identified drilling locations. Activities in the Wolfcamp Shale continued to be focused on applying Anadarko’s proven integrated midstream approach to build the foundation for future growth.
Anadarko continued to successfully ramp up production at the Lucius spar in the deepwater Gulf of Mexico toward its design rate of 80,000 barrels of oil per day. Progress also continued on the Heidelberg project, which remains on schedule for first oil in mid-2016. Topsides fabrication is almost 85-percent complete, and the spar hull is expected to sail to location in the second quarter of this year. Also in the Gulf of Mexico, and subsequent to quarter end, an oil discovery was announced at the non-operated Yeti prospect in Walker Ridge block 160. Anadarko owns a 37.5 percent working interest in the discovery.

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, including detailed tables illustrating divestiture-adjusted information, please refer to the comprehensive report on first-quarter 2015 activity. The report is available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Tuesday, May 5, 2015, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2015. The dial-in number is 877.299.4454 in the United States or 617.597.5447 internationally. The confirmation number is 54679117. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit

www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2014, the company had approximately 2.86 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit
www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, timely complete and commercially operate the projects and drilling prospects identified in this news release, and achieve production and budget expectations. See “Risk Factors” in the company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net resource estimate,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2014, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended March 31, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(243)	$(153)	$(0.30)
Gains (losses) on divestitures, net	(334)	(252)	(0.50)
Impairments, including unproved properties	(3,718)	(2,353)	(4.64)
Early termination of rig	(50)	(50)	(0.10)
Third-party well and platform decommissioning obligation	(22)	(14)	(0.03)
Interest expense related to Tronox settlement	(5)	(3)	(0.01)
Change in uncertain tax positions (FIN 48)	—	(78)	(0.15)
	$(4,372)	$(2,903)	$(5.73)

*
For the quarter ended March 31, 2015, this includes $(37) million related to commodity derivatives, $(205) million related to other derivatives, and $(1) million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(363)	$(230)	$(0.46)
Gains (losses) on divestitures, net	1,459	942	1.87
Impairments	(3)	(2)	—
Tronox-related contingent loss	(4,300)	(4,018)	(7.97)
	$(3,207)	$(3,308)	$(6.56)

*
For the quarter ended March 31, 2014, this includes $(123) million related to commodity derivatives, $(238) million related to other derivatives, and $(2) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	March 31, 2015		March 31, 2014
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(3,268)	$(6.45)	$(2,669)	$(5.30)
Less certain items affecting comparability	(2,903)	(5.73)	(3,308)	(6.56)
Adjusted net income (loss)	$(365)	$(0.72)	$639	$1.26

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended
	March 31,
millions	2015	2014
Net cash provided by (used in) operating activities	$(4,504)	$1,729
Add back
Increase (decrease) in accounts receivable	(357)	266
(Increase) decrease in accounts payable and accrued expenses	283	63
Other items—net	608	(55)
Tronox settlement payment	5,215	—
Certain nonoperating and other excluded items	22	—
Current taxes related to asset monetizations	228	520
Discretionary cash flow from operations	$1,495	$2,523

	Quarter Ended
	March 31,
millions	2015	2014
Discretionary cash flow from operations	$1,495	$2,523
Less capital expenditures*	1,822	2,568
Free cash flow**	$(327)	$(45)

*	Includes Western Gas Partners, LP (WES) capital expenditures of $156 million for the quarter ended March 31, 2015, and $170 million for the quarter ended March 31, 2014.

**	Free cash flow for the quarter ended March 31, 2015, includes a $561 million current tax benefit associated with the Tronox settlement.

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2015
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$16,865	$2,533	$14,332
Less cash and cash equivalents	2,308	60	2,248
Net debt	$14,557	$2,473	$12,084

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$14,557	$12,084
Total equity		18,934	16,332
Adjusted capitalization		$33,491	$28,416

Net debt to adjusted capitalization ratio	43%	43%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2015	2014
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$641	$1,217
Oil and condensate sales	1,419	2,424
Natural-gas liquids sales	232	386
Gathering, processing, and marketing sales	293	311
Gains (losses) on divestitures and other, net	(264)	1,506
Total	2,321	5,844
Costs and Expenses
Oil and gas operating	296	313
Oil and gas transportation and other	361	266
Exploration	1,083	299
Gathering, processing, and marketing	254	252
General and administrative	310	298
Depreciation, depletion, and amortization	1,256	1,124
Other taxes	182	314
Impairments	2,783	3
Deepwater Horizon settlement and related costs	4	—
Total	6,529	2,869
Operating Income (Loss)	(4,208)	2,975
Other (Income) Expense
Interest expense	216	183
(Gains) losses on derivatives, net	152	453
Other (income) expense, net	47	1
Tronox-related contingent loss	5	4,300
Total	420	4,937
Income (Loss) Before Income Taxes	(4,628)	(1,962)
Income Tax Expense (Benefit)	(1,392)	664
Net Income (Loss)	(3,236)	(2,626)
Net Income (Loss) Attributable to Noncontrolling Interests	32	43
Net Income (Loss) Attributable to Common Stockholders	$(3,268)	$(2,669)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(6.45)	$(5.30)
Net income (loss) attributable to common stockholders—diluted	$(6.45)	$(5.30)
Average Number of Common Shares Outstanding—Basic	507	504
Average Number of Common Shares Outstanding—Diluted	507	504

Exploration Expense
Dry hole expense	$29	$121
Impairments of unproved properties	980	77
Geological and geophysical expense	22	43
Exploration overhead and other	52	58
Total	$1,083	$299

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$(3,236)	$(2,626)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,256	1,124
Deferred income taxes	(1,198)	46
Dry hole expense and impairments of unproved properties	1,009	198
Impairments	2,783	3
(Gains) losses on divestitures, net	334	(1,459)
Total (gains) losses on derivatives, net	152	461
Operating portion of net cash received (paid) in settlement of derivative instruments	91	(98)
Other	45	54
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	4	—
Tronox-related contingent liability	(5,210)	4,300
(Increase) decrease in accounts receivable	357	(266)
Increase (decrease) in accounts payable and accrued expenses	(283)	(63)
Other items—net	(608)	55
Net Cash Provided by (Used in) Operating Activities	$(4,504)	$1,729

Capital Expenditures	$1,822	$2,568

	March 31,	December 31,
millions	2015	2014
Condensed Balance Sheets
Cash and cash equivalents	$2,308	$7,369
Accounts receivable, net of allowance	2,174	2,527
Other current assets	683	1,325
Net properties and equipment	38,270	41,589
Other assets	2,998	2,310
Goodwill and other intangible assets	6,540	6,569
Total Assets	$52,973	$61,689
Other current liabilities	5,134	4,934
Deepwater Horizon settlement and related costs	94	90
Tronox-related contingent liability	—	5,210
Long-term debt	16,365	15,092
Deferred income taxes	7,521	9,249
Other long-term liabilities	4,925	4,796
Stockholders’ equity	16,332	19,725
Noncontrolling interests	2,602	2,593
Total Equity	$18,934	$22,318
Total Liabilities and Equity	$52,973	$61,689
Capitalization
Total debt	$16,865	$15,092
Total equity	18,934	22,318
Total	$35,799	$37,410

Capitalization Ratios
Total debt	47%	40%
Total equity	53%	60%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Oil &			Oil &			Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended March 31, 2015
United States	2,738	237	136	246	22	12	$2.60	$44.19	$17.29
Algeria	—	70	7	—	6	1	—	56.02	32.75
Other International	—	28	—	—	2	—	—	49.55	—
Total	2,738	335	143	246	30	13	$2.60	$47.12	$18.00

Quarter Ended March 31, 2014
United States	2,697	180	99	243	16	9	$5.01	$94.84	$43.35
Algeria	—	60	—	—	5	—	—	108.55	—
Other International	—	30	—	—	3	—	—	108.14	—
Total	2,697	270	99	243	24	9	$5.01	$99.37	$43.35

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2015	934		84
Quarter Ended March 31, 2014	819		74

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Natural Gas	Oil & Condensate	NGLs	Natural Gas	Oil & Condensate	NGLs
Quarter Ended March 31, 2015
United States	$641	$940	$213	$73	$2	$15
Algeria	—	352	19	—	—	—
Other International	—	127	—	—	—	—
Total	$641	$1,419	$232	$73	$2	$15

Quarter Ended March 31, 2014
United States	$1,217	$1,540	$386	$(81)	$(16)	$—
Algeria	—	582	—	—	5	—
Other International	—	302	—	—	—	—
Total	$1,217	$2,424	$386	$(81)	$(11)	$—

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 4, 2015

	2nd-Qtr			Full-Year
	Guidance *			Guidance *

	Units			Units

Total Sales Volumes (MMBOE)	77	—	79	300	—	306
Total Sales Volumes (MBOE/d)	846	—	868	822	—	838

Crude Oil (MBbl/d)	296	—	303	290	—	297

United States	222	—	225	207	—	211
Algeria	46	—	48	61	—	62
Ghana	28	—	30	22	—	24

Natural Gas (MMcf/d)

United States	2,530	—	2,580	2,455	—	2,480

Natural Gas Liquids (MBbl/d)

United States	120	—	130	119	—	123
Algeria	5	—	7	4	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(3.30)	—	2.10	(3.80)	—	1.40

United States	(5.00)	—	—	(6.00)	—	(1.00)
Algeria	2.00	—	8.00	2.00	—	8.00
Ghana	2.00	—	8.00	1.00	—	6.00

Natural Gas ($/Mcf)

United States	(0.55)	—	(0.40)	(0.55)	—	(0.35)

* All volumes and prices exclude the impact from EOR.

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 4, 2015

	2nd-Qtr			Full-Year
	Guidance *			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	15	—	35	130	—	150
Minerals and Other	85	—	95	290	—	310

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.60	—	3.80	3.50	—	3.90
Oil & Gas Transportation/Other	3.65	—	3.85	3.70	—	3.90
Depreciation, Depletion, and Amortization	14.60	—	15.10	14.80	—	15.30
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.5%	—	9.5%

	$ MM			$ MM

General and Administrative	320	—	340	1,250	—	1,300
Exploration Expense
Non-Cash	130	—	150	550	—	600
Cash	90	—	110	375	—	400
Interest Expense (net)	205	—	215	815	—	835
Other (Income) Expense	45	—	55	165	—	215

Taxes
Algeria (All current)	55%	—	60%	55%	—	60%
Rest of Company (50% Current / 50% Deferred for Q2 and Expect Significant Current Tax-Benefit for FY)	25%	—	35%	25%	—	30%

Avg. Shares Outstanding (MM)
Basic	507	—	508	507	—	509
Diluted	508	—	510	508	—	510

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,425	—	1,625	5,400	—	5,700

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of May 4, 2015

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2015	635	$2.75	$3.75	$4.76

Extendable Fixed Price - Financial
2015*	170	$4.17
__________________________________________________________________

*	Includes an option for the counterparty to extend the contract term to December 2016 at the same price.

Interest Rate Derivatives
As of May 4, 2015

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.06%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2015				Quarter Ended March 31, 2014
		Oil &				Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,517	168	130	717	2,396	112	92	604
Deepwater Gulf of Mexico	221	46	6	89	275	46	6	98
International and Alaska	—	107	7	114	—	87	—	87
Same-Store Sales	2,738	321	143	920	2,671	245	98	789
China, Pinedale/Jonah, and EOR	—	14	—	14	26	25	1	30
Total	2,738	335	143	934	2,697	270	99	819